SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported):  May 27, 2013

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, P.O. BOX 356, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On May 30, 2013, MTR Gaming Group, Inc. (the “Company”) announced the acceptance of the resignation of Jeffrey J. Dahl as President and CEO of the Company effective May 27, 2013 per the terms of his original resignation letter dated March 27, 2013.  Mr. Dahl had continued in the capacity of President and CEO since his resignation was tendered while the Board conducted its search for his replacement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(c) and (e)  On May 30, 2013, the Company announced the appointment of Joseph L. Billhimer as Acting President for the Company effective May 27, 2013.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 27, 2013, the Company entered into the Second Amendment to Employment Agreement dated March 30, 2011 (the “Second Amendment”) with Mr. Billhimer.  In accordance with the terms of the Second Amendment, Mr. Billhimer was appointed as Acting President of MTR Gaming Group, Inc.  He will continue to undertake all the responsibilities currently assigned to him in his role as Executive Vice President and Chief Operating Officer per the terms of the First Amendment to Employment Agreement effective December 1, 2011.  Mr. Billhimer will serve in the role of Acting President during the period that the Board completes its evaluation of potential candidates for the position of Chief Executive Officer (“CEO”).  The Second Amendment provides Mr. Billhimer with an annual base salary of $500,000, while serving in the capacity as Acting President.  The increased salary will be calculated for purposes of annual and long term incentive bonus awards.  In addition, Mr. Billhimer’s change in control provision is modified to include a $100,000 bonus, in addition to any other benefits Mr. Billhimer’s current contract as amended by a First Amendment to Employment Agreement dated March 30, 2011, dated December 2, 2011, provide.  In connection with the Second Amendment, Mr. Billhimer agrees that if he is not ultimately selected as the Company’s next CEO his title, his duties and base compensation will revert to the levels that existed prior to the execution of the Second Amendment.  Other than the Second Amendment described above, there were no changes to the compensation or benefits that Mr. Billhimer is entitled to receive under his employment agreement as amended.

The information regarding Mr. Billhimer that is required by Item 401(b) and (e) of Regulation S-K was disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on April 30, 2013, and is incorporated herein by reference. There are no arrangements or understandings between Mr. Billhimer and any other persons pursuant to which Mr. Billhimer was appointed as Acting President of the Company. There are no family relationships between Mr. Billhimer and any director or executive officer of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Billhimer that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.	Description

10.1

Employment Agreement, dated as of March 30, 2011, by and between MTR Gaming Group, Inc. and Joseph L. Billhimer (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 4, 2011).

10.2

First Amendment to Employment Agreement, dated as of March 30, 2011, by and between MTR Gaming Group, Inc. and Joseph L. Billhimer (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 7, 2011).

10.3	Second Amendment to Employment Agreement, dated as of March 30, 2011, by and between MTR Gaming Group, Inc. and Joseph L. Billhimer.

99.1	Press Release dated May 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	/S/ JOHN W. BITTNER, JR.
John W. Bittner, Jr.
Executive Vice President and Chief Financial Officer
Date: May 30, 2013